                                                                  EXHIBIT 10.2.1


                                                     AGREEMENT NUMBER: AM001-MSA
                                                                       ---------

                           MASTER SERVICES AGREEMENT

          This Agreement is made as of December 1, 1999 ("Effective Date"), between Linuxcare, Inc., a Delaware corporation with an office at 650 Townsend Street, San Francisco, CA 94103, USA (Phone: 415-354-4878; Fax: 415-701-7457; E-
mail: jfisher@linuxcare.com, ("Linuxcare") and the "Customer" listed below.

Customer: Amdahl Corporation            Contact: Matthew Erickson

Address: 1250 East Arques Avenue        Phone: (408) 737-5929

Sunnyvale, California 94088             Fax: (408) 390-5936

                                        E-Mail: matthew_erickson@amdahl.com

                             SERVICES INFORMATION

                    Service Level:      OEM

                    Service Fee Period  18 Months from
                                        Signature

                               SERVICES PROVIDED

Subject to payment of all applicable fees, Linuxcare will use reasonable commercial efforts to perform the support services specified in Linuxcare's current, published "Linuxcare Technical Support Programs" documentation appropriate to the Service Level selected by Customer ("Services"), in accordance with the Terms and Conditions exhibit attached to this Agreement, and otherwise set forth in the "Linuxcare Technical Support Programs" documentation. Linuxcare may change the "Linuxcare Technical Support Programs" documentation, and the services that will be performed for a particular Service Level, at any time; such changes will take effect at the beginning of the next Service Fee Period. Customer understands that Linuxcare's performance is dependent in part on Customer's actions. Accordingly, any dates or time periods relevant to performance of Services by Linuxcare shall appropriately and equitably extended to account for any delays resulting from changes to Customer products or otherwise due to Customer. Customer may request additional hours or levels of Services ("Extended Services"), which Linuxcare may provide at Linuxcare's sole discretion, provided that Customer pays Linuxcare's then current fees for such Extended Services.

This Agreement includes the attached Terms and Conditions Exhibit, and contains,
--------------------------------------------------------------------------------
among other things, warranty disclaimers and liability limitations. Any
------------------------------------------------------------------
different or additional terms of any related purchase order, confirmation, or similar form even if signed by the parties after the date hereof shall have no force or effect. References in this Agreement or the Terms and Conditions Exhibit to a capitalized term appearing on this cover page shall have the meaning or value of such term on this cover page.

Customer:                          Linuxcare:


By: /s/ William Jestron            By: /s/ Thomas W. Phillips
   ------------------------           -------------------------

Name: William Jestron              Name: Thomas W. Phillips
      ---------------                    ------------------

Title: DIRECTOR of PURCHASING      Title: V.P. Sales
       ----------------------             ----------

                         TERMS AND CONDITIONS EXHIBIT

1.   Training. Subject to payment of all fees, Linuxcare will provide the
     --------
training specified in Linuxcare's current, published "Linuxcare Training Programs" documentation. Unless otherwise arranged between Customer and Linuxcare, all training shall occur at Linuxcare's facilities in San Francisco, California. The fees for training will be Linuxcare's current, published training fees, less the Training Discount ("Training Fees").

2.   Fees and Payment. Customer shall pay Linuxcare the fees for the selected
     ----------------
Service Level shown in Linuxcare's current price list, less the Service Discount ("Service Fees"). Customer will pay the Service Fees for the initial Service Fee Period within 15 days of the Effective Date. Customer will pay the Service Fees and Extended Service fees within 45 days after receipt of Linuxcare's invoice. Customer will also pay Linuxcare all Training Fees and Extended Services fees within 45 days after receipt of Linuxcare's invoice therefor. All payments are non-refundable. Any payments over 30 days overdue will bear a late payment fee of the lower of 1.5% per month or the maximum rate allowed by law provided that payment is not reasonably in dispute by Customer.

3.   Proprietary Rights. As between the parties, Linuxcare will retain all
     ------------------
right, title and interest in and to any software, tools, techniques, and other materials used in connection with providing the Services ("Linuxcare Materials"). As between the parties, Customer will retain all right, title and interest in and to any software, products, documentation and other materials it supplies. Linuxcare hereby assigns to Customer all right, title and interest, in any work product created as part of the Services ("Work Product"), but this assignment does not include any portion of the Linuxcare Materials, and will not prevent Linuxcare from using the expertise, ideas and know-how learned while performing Services for other purposes (including, without limitation, for itself or on behalf of third parties).

4.   Confidential Information. Neither party will disclose its Confidential
     ------------------------
Information to the other, except under a specific nondisclosure agreement.

5.   Termination. This Agreement will continue until terminated by either party.
     -----------
Either party may terminate this Agreement upon thirty (30) days written notice to the other party, except if Linuxcare is terminating the Agreement such termination will not be effective until the end of any fully paid-up Service Fee Period. Linuxcare may terminate this Agreement at any time in the case of non-payment by Customer of any fees which have not been reasonably disputed by Customer, unless Customer pays such fees in full within ten (10) days after such notice. Sections 4, 5, 7, 8, and 9 of this Agreement, and all accrued rights to payment, shall survive termination. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

6.   Warranty and Disclaimer. Linuxcare hereby warrants to Customer, and only
     -----------------------
Customer, that all Services shall be performed in a professional and workmanlike manner. THE PARTIES ACKNOWLEDGE THAT THIS IS AN AGREEMENT FOR SERVICES AND NOT FOR THE SUPPLY OF GOODS. EXCEPT FOR THE FOREGOING, LINUXCARE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS AS TO THE SERVICES RENDERED, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. LINUXCARE FURTHER DISCLAIMS ANY WARRANTY THAT THE SERVICES WILL SUCCEED IN RESOLVING ANY PROBLEM, OR THAT ANY WORK PRODUCT OF THE SERVICES WILL BE FREE FROM PROGRAM ERRORS.

7.   Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR
     -----------------------
OTHERWISE, AND EXCEPT FOR BODILY INJURY AND PROPERTY DAMAGE:

7.1 LINUXCARE SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY: (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE SERVICES; (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; OR (III) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA.

7.2 NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE

SUBJECT MATTER OF THIS AGREEMENT. FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

8.   Export Control. Customer shall comply with the U.S. Foreign Corrupt
     --------------
Practices Act and all applicable export laws, restrictions, and regulations of the U.S. and foreign agency or authority.

9.   Miscellaneous. This Agreement is not assignable or transferable by Customer
     -------------
without the prior written consent of Linuxcare; any attempt to do so shall be void. Subject to Customer's consent, which will not be unreasonably withheld, Linuxcare may assign this Agreement in whole or in part, or subcontract the performance of Services to third parties. The parties agree that they are independent contractors and that this Agreement and relations between Linuxcare and Customer hereby established do not constitute a, joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other. Any notice, report, approval or consent required or permitted hereunder shall be in writing. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. Any waivers or amendments shall be effective only if made in writing. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action.

                                                        AMDAHL STATEMENT OF WORK
LINUXCARE                                                           CONFIDENTIAL

                                   EXHIBIT A

                     STATEMENT OF WORK, TECHNICAL SUPPORT

CONTROL

     Document ID     AM0001
     Location        X459
     Originator      Jim Fisher
     T.S.Approval
     Issue Date      11/23/1999
     Status
     Version         1.0

DISTRIBUTION

     LINUXCARE
     AMDAHL
     CORPORATION

     VERSION         MODIFIED BY  DATE        DESCRIPTION
     --------        -----------  ----        -----------

     0.1             Jim Fisher   11/23/1999  Initial SOW
     0.2                                      Revisions as discussed with ISP.



LINUXCARE                                                           PAGE 1 OF 8
Rev: 11-05-1999 Tech. Svc.

                               TABLE OF CONTENTS
                               -----------------

1    INTRODUCTION                                                     3

  1.1  TERM                                                           3
  1.2  LIMITATION ON LIABILITY                                        3
  1.3  NO TRANSFER RIGHTS                                             3
  1.4  RENEWAL AND TERMINATION                                        3

2    RELATIONSHIP OBJECTIVES                                          4

  2.1  RELATIONSHIP                                                   4
  2.2  DEFINITIONS                                                    4
  2.3  PAYMENT                                                        4
     2.3.1  Currency                                                  4

3    SERVICES                                                         5

  3.1  SERVICE SCOPE                                                  5
     3.1.1  Service Entitlement:                                      5
     3.1.2  Service Delivery:                                         5
     3.1.3  Hours of Operation:                                       5
     3.1.4  Response, Report and Resolution:                          5
  3.2  SERVICE RATE AND BILLING                                       5
     3.2.1  Telecommunication Costs                                   5
     3.2.2  Rate and Billing                                          6
  3.3  SERVICE REQUEST PROCEDURE                                      6
  3.4  SERVICE RESTRICTIONS                                           6

4    MANAGEMENT                                                       7

  4.1  LINUXCARE'S RESPONSIBILITY AND OBLIGATION                      7
     4.1.1  Personnel                                                 7
     4.1.2  Quality of Service                                        7
     4.1.3  Fair Representation                                       7
     4.1.4  Audit Information                                         7
  4.2  CUSTOMER'S RESPONSIBILITY AND OBLIGATION                       7
     4.2.1  Forecast and Minimum Service                              7
     4.2.2  Certification                                             7
     4.2.3  Service Request Routing Facility                          7
     4.2.4  Escalation Point of Contact                               7

1    INTRODUCTION

This Statement of Work, No. AM0001 ("SOW"), effective 01/01/2000 is agreed upon
                            ------                    ----------
by sets forth the agreement between Linuxcare Inc. ("LINUXCARE") and Amdahl
                                                                     ------
Corporation ("CUSTOMER") regarding the services to be provided by services
-----------
provided by LINUXCARE pursuant to the Master Services Agreement between LINUXCARE and CUSTOMER dated 01/01/2000.
                             -----------

This document is intended solely for CUSTOMER and LINUXCARE, constitutes Confidential Information under the Master Services Agreement and is not be provided to third parties without the prior written consent of LINUXCARE.

1.1  TERM

The service period of the SOW shall commence on the effective date and continue for the period of 18 months 06/01/2001 (the "Term"), unless earlier terminated
                            ----------
under the Master Service Agreement.

During the period LINUXCARE and CUSTOMER will evaluate CUSTOMER's needs and LINUXCARE's service capacity as basis of negotiation for the next service period.

1.2 FORCE MAJEURE Neither CUSTOMER nor LINUXCARE shall be in breach of this agreement or be held liable for any damage due to any failure of performance that arises out of causes beyond either party's control after exercising its reasonable efforts to perform.

1.3  NO TRANSFER RIGHTS

This SOW, and all rights under and describe by it herein, can not be transferred or assigned by CUSTOMER. Any attempt to transfer, assign or re-use the right contained by CUSTOMER is a violation and shall immediately terminate this SOW and all rights under it.

1.4  RENEWAL AND TERMINATION

Two (2) months prior to expiration of an existing Term, CUSTOMER and LINUXCARE shall meet to: (1) evaluate the quality of the service provided, and (2) evaluate whether it is appropriate to adjust the service scope and duration of a future Term, and (3) in the case of agreement with respect to an adjustment of the service scope or duration of the Term, mutually agree in writing as to such future Term.

2    RELATIONSHIP OBJECTIVES

2.1  RELATIONSHIP

The structure of the LINUXCARE and CUSTOMER relationship is outlined in the following diagram:

[CHART OMITTED]

2.2  DEFINITIONS

     "END USER" means a customer of CUSTOMER.

     "Linux"      shall mean the Linux operating system.

     "SEVERITY 1" A critical system component, network or application is non-
                  operational and the End User cannot continue to operate. The End User is willing to commit the necessary resources to arrive at a problem resolution

     "SEVERITY 2" A system, network or critical application problem exists that seriously degrades system or application operations and the End User is willing to commit the necessary resources to arrive at problem resolution. The problem could be intermittent

     "SEVERITY 3" The End User's system, network and applications continue to run, and operation is not degraded, but a problem exists that requires resolution

     "SEVERITY 4" A low impact problem, or a call for information, or a documentation call.

     "RESOLUTION" means formulation and development of answers, advice, and opinion for and of circumvention, fixes, work-around and how-to assistance. Problems shall be considered resolved when corrective actions resume the normal performance of a feature or function or is mutually agreed to be a code restriction or "working as designed" issue, and when CUSTOMER conveys acceptance to LINUXCARE.

3      SERVICES

3.1    SERVICE SCOPE

The scope of the service includes the following:

3.1.1  SERVICE ENTITLEMENT:

The work under the SOW as specified herein will ensure that the CUSTOMER's End User community is provided with support services for their LINUX based system.
                                                           -----
The services include providing answers, advice or opinions pertaining to Linux and its run-time environment or the usage of Linux Operating System and its run-time environment pursuant to the applicable severity level. Services exclude consulting, project management, auditing, and any configuration assistance.

End Users or CUSTOMER's RTC support staff shall be responsible for performing the corrective operation under LINUXCARE's guidance.??? LINUXCARE will provide support for major Linux distributions such as Red Hat, Caldera, Debian GNU/Linux, Laser5 Linux, Linux-Mandrake, LinuxPPC, MkLinux, Slackware Linux, Stampede, SuSE, TurboLinux, UltraLinux, and Yellow Dog and any other derivative of Linux.

3.1.2  SERVICE DELIVERY:

3.1.3 SUPPORT SERVICE IS DELIVERED VIA TELEPHONE OR EMAILS, RESPONSE, REPORT AND RESOLUTION:

LINUXCARE will attend to the incident reported by CUSTOMER according to the following criteria.

Severity              Initial Response Time  Resolution or Report   Escalation
Level                                        Time
(Section 2.2)

     1                30 Minutes             8 Hours                Same Day
     2                4 Hours                Within 2 Business Day  2 Business Day
     3                4 Hours                Within 5 Business Day  5 Business Day
     4                4 Hours                Within 7 Business Day  7 Business Day

3.2    SERVICE RATE AND BILLING

3.2.1  TELECOMMUNICATION COSTS

LINUXCARE will be responsible for all outbound telecommunication costs related to the provision of services provided. CUSTOMER will be responsible for all inbound costs to LINUXCARE which are incurred through the provisioning of services except collect calls placed by End Users.

3.2.2  RATE AND BILLING

DESCRIPTION                   LIST PRICE

24x7 Telephone Based Support  Requests will be billed for a minimum charge of
                              1/2 hour and in 15-minutes increment thereafter, up to an hour, at the rate of $180/hour.

3.3    SERVICE REQUEST PROCEDURE

I). Initiate: CUSTOMER shall initiate the service request via telephone, email or web forms located on CUSTOMER's web site with the following information:
       *    Name and contact information.
       * Description use the incident, description of the symptom and necessary configuration information.

II). Response: LINUXCARE will respond to the routed service requests by providing an initially email response in accordance with the time defined in Response, Report and Resolution, (Section 3.1.3). The email response to End Users shall indicate the CUSTOMER's email address or alias.

III). Closure: Service requests are considered closed or "resolved" in accordance with the definition in Section 2.2.

IV): Escalation: If LINUXCARE is unable to resolve response in accordance with the time defined in Response, Report and Resolution, (Section 3..1.3), it will escalate to CUSTOMER.

3.4    SERVICE RESTRICTIONS

The services provided by LINUXCARE are to be used by CUSTOMER's End User community. Accordingly, CUSTOMER shall not:

          * Re-Sell LINUXCARE support packages to other third party service providers.

          * Make any additional or conflicting representations or warranties on behalf of LINUXCARE.

          * Use the trademark LINUXCARE name, logo, or the phrase "At the Center of Linux" without prior written consent from LINUXCARE in each case.

4      MANAGEMENT

4.1    LINUXCARE'S RESPONSIBILITY AND OBLIGATION

4.1.1  PERSONNEL

LINUXCARE shall secure all qualified personnel required to perform the Services as defined in Section 3.1.1.

4.1.2  FAIR REPRESENTATION

LINUXCARE will represent CUSTOMER fairly and will make no representations or guarantees concerning CUSTOMER which are false or misleading. LINUXCARE will comply with all applicable laws and regulations in performing under this agreement.

4.1.3  AUDIT INFORMATION

LINUXCARE shall record and maintain relevant data in accordance with Section 3.1.4?? and 3.2 and 3.3.

LINUXCARE shall make summary incident reports online available to CUSTOMER for each incident reported to LINUXCARE by CUSTOMER. These incident reports will be issued in English only.

4.2    CUSTOMER'S RESPONSIBILITY AND OBLIGATION

4.2.1  FORECAST AND MINIMUM SERVICE

CUSTOMER will commit a minimum of eighty-four (84) hours of support service in the duration defined by TERM. There shall be no refund or credits from LINUXCARE to CUSTOMER for any unused service time upon the termination of this agreement for any reason. CUSTOMER shall provide a forecast to LINUXCARE of the estimated service requests per months prior to commencement of each calendar quarter.

4.2.2  SERVICE REQUEST ROUTING FACILITY

CUSTOMER will provide necessary facility, including web forms, email address/alias and call routing system, for initiating and routing service request.

4.2.3  ESCALATION POINT OF CONTACT

CUSTOMER will provide the contact information of the engineer(s) responsible for escalated service request to LINUXCARE. CUSTOMER will facilitate resolution information on escalated service requests upon request from LINUXCARE.

CUSTOMER:                               LINUXCARE:


By: /s/ William Jestron                 By: /s/ Thomas W. Phillips
    -----------------------                 -----------------------

Name: William Jestron                   Name: Thomas W. Phillips
      ---------------                         ------------------

Title: Director of Purchasing           Title: V.P. Sales
       ----------------------                  ----------